Exhibit 99.1

Contact: Michael Kirshbaum Chief Financial Officer 202.266.5876 jacobsg@advisory.com	The Advisory Board Company 2445 M Street, N.W. Washington, D.C. 20037 www.advisory.com

THE ADVISORY BOARD COMPANY REPORTS
RESULTS FOR QUARTER ENDED SEPTEMBER 30, 2012

Company Reports Quarterly Revenue Growth of 21%, Contract Value Growth of 20%, and Announces
Acquisition of ActiveStrategy

WASHINGTON, D.C. — (November 1, 2012) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the quarter ended September 30, 2012, which is the second quarter of our 2013 fiscal year. Revenue for the quarter increased 21.1% to $110.8 million, from $91.5 million for the quarter ended September 30, 2011. Contract value increased 19.7% to $435.1 million as of September 30, 2012, up from $363.6 million as of September 30, 2011. For the quarter ended September 30, 2012, net income attributable to common stockholders was $7.5 million, or $0.21 per diluted share, compared to net income attributable to common stockholders of $5.2 million, or $0.15 per diluted share, for the quarter ended September 30, 2011. For the quarter ended September 30, 2012, adjusted EBITDA increased 22.6% to $20.8 million, from $16.9 million for the quarter ended September 30, 2011. Adjusted net income for the quarter ended September 30, 2012 increased 18.5% to $11.4 million, or $0.31 per diluted share, from $9.6 million, or $0.28 per diluted share, for the quarter ended September 30, 2011. Adjusted EBITDA, adjusted net income, and non-GAAP EPS are all non-GAAP financial measures.

For the six months ended September 30, 2012, revenue increased 25.4% to $214.9 million, from $171.4 million for the six months ended September 30, 2011. Net income attributable to common stockholders was $11.3 million, or $0.31 per diluted share, for the six months ended September 30, 2012, compared to net income attributable to common stockholders of $9.1 million, or $0.27 per diluted share, for the same period of the prior fiscal year. For the six months ended September 30, 2012, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $22.5 million, $0.62, and $40.9 million, respectively.  For the six months ended September 30, 2011, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA were $17.9 million, $0.53, and $31.1 million, respectively.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “We are pleased with our performance for the quarter and our deepening ability to support our members as they face ongoing change and complexity in their markets.  It is very gratifying that our members consistently turn to the Advisory Board for comprehensive solutions to their most pressing challenges.  We take their trust very seriously and, as we head into the December quarter, are more focused than ever on executing to the highest standard to drive value and impact.”

Acquisition of ActiveStrategy

The Company announced the acquisition as of October 1, 2012 of ActiveStrategy, Inc., a Philadelphia-based performance improvement technology and consulting firm with unmatched solutions for tracking and augmenting organizational effectiveness.  The transaction enhances The Advisory Board Company’s existing support of hospitals transitioning to value-based care through the addition of ActiveStrategy’s iRound ™ platform, which enables the collection and tracking of real-time patient experience data, allowing caregivers to intervene in the moment to provide service recovery before the patient leaves the hospital.  ActiveStrategy’s client list includes such progressive institutions as Kaiser Permanente, Adventist Health, and Aria Health.

Robert Musslewhite commented, “Increasingly, value-based reimbursement structures include incentive payments based on patient experience measures, making this issue a key focus area for hospital executives.  ActiveStrategy’s iRound technology empowers frontline staff to respond immediately to unmet patient needs, thereby enhancing patient engagement.  In addition, its back-end functionality enables reporting and analysis to provide executives a dashboard view of unit-level performance, highlighting any service gaps.  With 85% of hospitals investing in patient experience improvements, expanding our capabilities in this area will allow us to better serve members in their transition to value-based care.”

ActiveStrategy’s Co-CEO’s, Jack Steele and Jeff Bunting, added, “The entire ActiveStrategy team is very excited to join forces with The Advisory Board Company to expand our work of positively impacting patient experience across a variety of health care settings.  Given the forces in today’s market, we have a great opportunity ahead of us, and we are confident that combining the two companies’ strengths will allow us to capitalize on this opportunity and improve the health care experience for patients across the country.”

Mr. Musslewhite concluded, “Having helped dozens of organizations achieve recognition for performance excellence (including the prestigious Baldrige Award), ActiveStrategy’s talented team brings unparalleled expertise in performance improvement.  This is complemented by their decade-plus technology investment and knowledge of mobile computing.  We are glad to welcome them to the Advisory Board and look forward to our work together to support members in driving patient engagement outcomes and improving hospital financial performance under value-based reimbursement structures.”

Outlook for Calendar Year 2012

The Company is updating its revenue guidance for calendar year 2012 to a range of approximately $428 million to $432 million, up from a range of $426 million to $432 million.  For calendar year 2012, the Company continues to expect adjusted EBITDA to be in a range of approximately $79 million to $82 million and non-GAAP earnings per diluted share to be in a range of approximately $1.20 to $1.25.  For calendar year 2012, the Company expects share-based compensation expense to be approximately $14 million, and amortization of acquisition-related intangible assets to be approximately $5 million.  For calendar year 2012, the Company expects an effective tax rate in a range of approximately 38.0% to 38.5%.  This guidance includes the effects of the acquisition of ActiveStrategy.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company defines its non-GAAP financial measures as described below.

The term “adjusted EBITDA” refers to a financial measure that we define as net income attributable to common stockholders before provision for income taxes; other income, net, which includes interest income and expense, gains and losses on investment in common stock warrants, and foreign currency losses and gains; depreciation and amortization; equity in loss of unconsolidated entity; discontinued operations, net of tax; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense. The term “adjusted net income” refers to net income attributable to common stockholders excluding the net of tax effect of equity in loss of unconsolidated entity; discontinued operations; loss on investment in common stock warrants; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense. The term “non-GAAP earnings per diluted share” refers to earnings per diluted share excluding the net of tax effect of equity in loss of unconsolidated entity; discontinued operations; loss on investment in common stock warrants; amortization of acquisition-related intangibles; acquisition and similar transaction charges; fair value adjustments to acquisition-related earn out liabilities; and share-based compensation expense.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted non-GAAP earnings per diluted share or forecasted adjusted EBITDA to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures; including fair value adjustments to acquisition-related earn out liabilities and gains/losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common stockholders	$7,481	$5,203	$11,322	$9,074
Equity in loss of unconsolidated entity	592	—	2,716	—
Provision for income taxes from continuing operations	4,944	3,104	8,646	5,327
Discontinued operations, net of tax	—	(30)	—	(195)
Other income, net	(688)	(448)	(1,264)	(1,245)
Depreciation and amortization	4,430	3,503	8,516	6,450
Acquisition and similar transaction charges	599	504	599	648
Fair value adjustments to acquisition-related earn out liabilities	—	2,300	3,500	5,500
Share-based compensation expense	3,405	2,800	6,911	5,515

Adjusted EBITDA	$20,763	$16,936	$40,946	$31,074

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common
stockholders	$7,481	$5,203	$11,322	$9,074
Equity in loss of unconsolidated entity	592	—	2,716	—
Discontinued operations, net of tax	—	(30)	—	(195)
Amortization of acquisition-related intangibles, net of tax	790	949	1,581	1,699
Acquisition and similar transaction charges, net of tax	370	315	370	405
Fair value adjustments to acquisition-related earn out liabilities, net of tax	—	1,437	2,160	3,438
Loss on investment in common stock warrants, net of tax	68	—	68	—
Share-based compensation expense, net of tax	2,101	1,750	4,264	3,447

Adjusted net income	$11,402	$9,624	$22,481	$17,868

		Three Months Ended	Six Months Ended
		September 30,	September 30,

	2012	2011	2012	2011

GAAP earnings per diluted share	$0.21	$0.15	$0.31	$0.27
Equity in loss of unconsolidated entity	0.01	—	0.08	—
Discontinued operations, net of tax	—	—	—	—
Amortization of acquisition-related intangibles, net of tax	0.02	0.03	0.04	0.05
Acquisition and similar transaction charges, net of tax	0.01	0.01	0.01	0.01
Fair value adjustments to acquisition-related earn out liabilities, net of tax	—	0.04	0.06	0.10
Loss on investment in common stock warrants, net of tax	—	—	—	—
Share-based compensation expense, net of tax	0.06	0.05	0.12	0.10

Non-GAAP earnings per diluted share	$0.31	$0.28	$0.62	$0.53

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its second quarter performance this evening, November 1, 2012, at 5:30 p.m. Eastern Time. The conference call will be available via live web cast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 866.383.8108 and the access code is 39187589. Participants are advised to dial in at least five minutes prior to the call to register. The web cast will be archived for seven days from 8:00 p.m. Eastern Time on Thursday, November 1, until 11:00 p.m. Eastern Time on Thursday, November 8, 2012.

About The Advisory Board Company

The Advisory Board Company is a global research, technology, and consulting firm partnering with 150,000 leaders in 3,700 organizations across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, http://www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, non-GAAP earnings per diluted share, adjusted EBITDA, share-based compensation expense, amortization of acquisition-related intangibles, and effective tax rate for calendar year 2012 are based on information available to the Company as of November 1, 2012, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other health care-related laws and standards, maintaining our third party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, and various factors related to income and other taxes, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and subsequent reports filed with the Securities and Exchange Commission, all of which are available for review on the Company’s website at www.advisory.com/IR and at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-Q for the quarter ended September 30, 2012, which will be filed with the Securities and Exchange Commission in November 2012.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected	Six Months Ended		Selected
	September 30		Growth	September 30		Growth
	2012	2011	Rates	2012	2011	Rates
Statements of Income
Revenue	$110,758	$91,467	21.1%	$214,900	$171,404	25.4%

Cost of services, excluding depreciation and
amortization (1) (2) (3)	56,989	49,759		115,355	92,914
Member relations and marketing (1)	21,486	18,490		40,606	36,370
General and administrative (1)	15,632	11,886		29,111	22,709
Depreciation and amortization	4,430	3,503		8,516	6,450
Operating income	12,221	7,829		21,312	12,961
Other income, net	688	448		1,264	1,245

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entity	12,909	8,277		22,576	14,206
Provision for income taxes	(4,944)	(3,104)		(8,646)	(5,327)
Equity in loss of unconsolidated entity	(592)	-		(2,716)	-

Net income from continuing operations	7,373	5,173		11,214	8,879
Discontinued operations:
Net income from discontinued operations	-	30		-	195

Net income before allocation to noncontrolling interest	7,373	5,203		11,214	9,074
Net loss attributed to noncontrolling interest	108	-		108	-
Net income attributable to common
stockholders	$7,481	$5,203	43.8%	$11,322	$9,074	24.8%

Earnings per share — Basic
Net income from continuing operations attributable to common stockholders	$0.22	$0.16		$0.33	$0.27
Net income from discontinued operations attributable to common stockholders	$—	$0.00		$—	$0.01

Net income attributable to common stockholders per share — Basic	$0.22	$0.16		$0.33	$0.28
Earnings per share — Diluted
Net income from continuing operations attributable to common stockholders	$0.21	$0.15		$0.31	$0.26
Net income from discontinued operations attributable to common stockholders	$—	$0.00		$—	$0.01

Net income attributable to common
stockholders per share — Diluted	$0.21	$0.15	28.6%	$0.31	$0.27	14.8%
Weighted average common shares outstanding:
Basic	34,660	32,596		34,421	32,416
Diluted	36,253	34,366		36,154	34,082
Contract Value (at end of period) (4)	$435,084	$363,608	19.7%
Percentages of Revenues
Cost of services, excluding depreciation and amortization
(1) (2) (3)	51.5%	54.4%		53.7%	54.2%
Member relations and marketing (1)	19.4%	20.2%		18.9%	21.2%
General and administrative (1)	14.1%	13.0%		13.5%	13.2%
Depreciation and amortization	4.0%	3.8%		4.0%	3.8%
Operating income	11.0%	8.6%		9.9%	7.6%
Net income	6.8%	5.7%		5.3%	5.3%

(1)	During the three and six months ended September 30, 2012, the Company recognized approximately $1.0 million and $2.0 million in cost of services, approximately $0.7 million and $1.3 million in member relations and marketing, and approximately $1.7 million and $3.6 million in general and administrative expense for share-based compensation. During the three and six months ended September 30, 2011, the Company recognized approximately $0.8 million and $1.7 million in cost of services, approximately $0.5 million and $1.0 million in member relations and marketing, and approximately $1.4 million and $2.8 million in general and administrative expense for share-based compensation. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

(2)	During the three and six months ended September 30, 2012 and 2011, the Company recognized approximately $0 and $3.5 million in cost of services relating to fair value adjustments of acquisition-related earn out liabilities. During the three and six months ended September 30, 2011 and 2011, the Company recognized approximately $2.3 million and $5.5 million in cost of services relating to fair value adjustments of acquisition-related earn out liabilities.

(3)	Beginning in the quarter ended June 30, 2012, the Company began classifying all depreciation and amortization in the income statement line item “Depreciation and amortization.” Prior to this, amortization from intangibles was included in cost of services. Prior period amounts have been reclassified for comparability. Cost of services therefore excludes $1.4 million and $2.4 million of amortization from intangible assets during the three and six months ended September 30, 2011, respectively, which is included in depreciation and amortization.

(4)	Contract value as of September 30, 2011 excludes $5.5 million from discontinued operations.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2012	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,927	$60,642
Marketable securities	15,304	4,823
Membership fees receivable, net	319,167	281,584
Prepaid expenses and other current assets	12,957	6,705
Deferred income taxes, net	8,704	7,255
Total current assets	436,059	361,009
Property and equipment, net	58,071	49,653
Intangible assets, net	18,735	19,384
Goodwill	74,235	74,235
Deferred incentive compensation and other charges	57,327	53,369
Deferred income taxes, net of current portion	6,038	7,655
Investment in unconsolidated entity	5,946	8,662
Other non-current assets	8,890	9,000
Marketable securities	132,543	122,621
Total assets	$797,844	$705,588

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$343,379	$313,958
Accounts payable and accrued liabilities	69,082	57,529
Accrued incentive compensation	12,167	18,691
Total current liabilities	424,628	390,178
Long-term deferred revenues	106,691	78,498
Other long-term liabilities	15,889	19,865
Total liabilities	547,208	488,541

Redeemable noncontrolling interest	100	—
Stockholders’ equity:
Common stock	348	235
Additional paid-in capital	344,634	315,648
Retained earnings	(96,651)	189,742
Accumulated elements of comprehensive income	2,313	1,206
Treasury stock	—	(289,784)
Total stockholders’ equity controlling interest	250,644	217,047
Equity attributable to noncontrolling interest	(108)	—

Total stockholders’ equity	250,636	217,047

Total liabilities and stockholders’ equity	$797,844	$705,588

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$11,214	$9,074
Adjustments to reconcile net income before allocation to
noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	8,516	6,802
Deferred income taxes	(408)	10
Excess tax benefits from stock-based payments	(9,721)	(578)
Stock-based compensation expense	6,911	5,526
Amortization of marketable securities premiums	958	528
Loss on investment in common stock warrants	110	—
Equity in loss of unconsolidated entity	2,716	—
Changes in operating assets and liabilities:
Member fees receivable	(37,583)	(53,435)
Prepaid expenses and other current assets	(6,252)	863
Deferred incentive compensation and other charges	(3,958)	(10,990)
Deferred revenues	57,614	62,902
Accounts payable and accrued liabilities	22,456	16,348
Accrued incentive compensation	(6,524)	(3,629)
Other long-term liabilities	(3,976)	3,540

Net cash flows provided by operating activities	42,073	36,961

Cash flows from investing activities:
Purchases of property and equipment	(14,562)	(13,524)
Capitalized software development costs	(1,723)	(1,366)
Cash paid for acquisitions, net of cash acquired	(1,182)	(16,829)
Investment in unconsolidated entity	—	(10,000)
Redemption of marketable securities	23,220	11,000
Purchases of marketable securities	(42,889)	(8,157)
Net cash flows used in investing activities	(37,136)	(38,876)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	16,205	13,091
Repurchase of shares to satisfy minimum employee tax withholding	(3,844)	(1,266)
Contributions from noncontrolling interest	100	—
Proceeds on issuance of stock under employee stock purchase plan	165	110
Excess tax benefits from share-based compensation arrangements	9,721	578
Purchases of treasury stock	(7,999)	(4,673)
Net cash flows provided by financing activities	14,348	7,840

Net increase in cash and cash equivalents	19,285	5,925
Cash and cash equivalents, beginning of period	60,642	30,378
Cash and cash equivalents, end of period	$79,927	$36,303